EXHIBIT 2
AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of March 7, 2018 (the “Agreement”), is between Northwest Natural Gas Company, an Oregon corporation (“NW Natural”), Northwest Natural Holding Company, an Oregon corporation and a wholly owned subsidiary of NW Natural (“NW Holding”), and NWN Merger Sub, Inc., an Oregon corporation and a wholly owned subsidiary of NW Holding (“Merger Sub”).

RECITALS

A.    The Board of Directors of each of NW Natural, NW Holding and Merger Sub deems it advisable to merge Merger Sub into NW Natural in accordance with the Oregon Business Corporation Act (the “OBCA”) and to approve this Agreement for the purpose of establishing NW Holding as the parent corporation of NW Natural, as a result of which the holders of common stock of NW Natural (the “NW Natural Common Stock”) would hold, in lieu thereof, common stock of NW Holding (the “NW Holding Common Stock”).

B.    The Board of Directors of each of NW Natural, NW Holding and Merger Sub has determined to recommend that their respective shareholders approve this Agreement, the merger of Merger Sub into NW Natural (the “Merger”) and the other matters set forth herein.

C.    For federal income tax purposes, the Merger is intended to qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended.

In consideration of the premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
THE MERGER

1.1    Merger. Merger Sub will merge into NW Natural, with NW Natural surviving the Merger.

1.2    Articles of Merger. Subject to and in accordance with the provisions of this Agreement, Articles of Merger of NW Natural shall be delivered for filing with the Office of the Secretary of State of Oregon.

1.3    Effective Time. The Merger will become effective at the time specified in the Articles of Merger or, if no time is specified, when the Articles of Merger are filed with the Office of the Secretary of State of Oregon (the “Effective Time”). At the Effective Time, the separate existence of Merger Sub will cease and Merger Sub will merge into NW Natural, which will continue its corporate existence as the surviving corporation (the “Surviving Corporation”).

1.4    Appropriate Actions. NW Holding, NW Natural and Merger Sub shall take all necessary and appropriate to complete the Merger. In this connection, NW Holding shall issue and deliver the shares of NW Holding Common Stock into which outstanding shares of NW Natural Common Stock are converted on the basis and to the extent provided in Article 2 of this Agreement, and shall take other actions necessary to fulfill NW Holding’s obligations under this Agreement, including, without limitation, those specified in Article 6 of this Agreement. If, after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets, privileges, rights, immunities and franchises of either of NW Natural or Merger Sub, NW Natural shall, and shall cause the individuals who were the officers and directors of Merger Sub as of the Effective Time to, take all such further action.

ARTICLE 2
TERMS OF CONVERSION AND EXCHANGE OF SHARES

2.1    NW Natural Common Stock. At the Effective Time, each share of NW Natural Common Stock issued and outstanding immediately prior to the Effective Time will automatically convert into one share of NW Holding Common Stock, and such NW Holding Common Stock will thereupon be issued and outstanding and fully-paid and non-assessable.

2.2    Merger Sub Common Stock. The shares of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will convert into all of the issued and outstanding shares of Common Stock of the Surviving Corporation, which will thereupon be issued and outstanding and fully-paid and non-assessable, with the effect that the number of issued and outstanding shares of Common Stock of the Surviving Corporation will be the same as the number of issued and outstanding shares of Merger Sub Common Stock immediately prior to the Effective Time.

2.3    NW Holding Common Stock. Each share of NW Holding Common Stock issued and outstanding immediately prior to the Effective Time will automatically be canceled.

ARTICLE 3
ARTICLES OF INCORPORATION AND BYLAWS

3.1    NW Natural Articles and Bylaws. The Articles of Incorporation and Bylaws of NW Natural will be the Articles of Incorporation and Bylaws of the Surviving Corporation, provided that the Articles of Incorporation shall be amended and restated at the Effective Time as set forth on Annex 1.

3.2    NW Holding Articles. At the Effective Time, with no further action required by the board of directors or the shareholders of NW Holding, NW Holding shall amend and restate its Articles of Incorporation as provided in Annex 2-A and its Bylaws as provided in Annex 2-B.

ARTICLE 4
DIRECTORS AND OFFICERS

4.1    NW Natural Directors and Officers. The persons who are directors and officers of NW Natural immediately prior to the Effective Time will continue as directors and officers of NW Natural and will continue to hold office as provided in the Articles of Incorporation and Bylaws of NW Natural.

4.2    NW Holding Directors and Officers. NW Natural shall cause the persons who are directors of NW Natural prior to the Effective Time to become, prior to the Effective Time, directors of NW Holding in the same classes, with terms expiring on the same dates, as were applicable to them as directors of NW Natural. The officers of NW Holding prior to the Effective Time will remain officers of NW Holding after the Effective Time. The directors and officers will continue after the Effective Time to hold office as provided in the Articles of Incorporation and Bylaws of NW Holding.

ARTICLE 5
STOCK CERTIFICATES

5.1    Outstanding Certificates. Following the Effective Time, certificates and book entry shares representing shares of NW Natural Common Stock outstanding at the Effective Time (“NW Natural Certificates”) will represent the same number of shares of NW Holding Common Stock and will evidence the right of the registered holder thereof to receive, and may be exchanged for, certificates or book entry shares of NW Holding Common Stock into which such shares of NW Natural Common Stock were converted in accordance with Section 2.1. At the Effective Time, NW Holding shall issue and deliver, or cause to be issued and delivered, to the transfer agent for NW Holding Common Stock (the “Transfer Agent”) certificates representing shares of NW Holding Common Stock into which outstanding shares of NW Natural Common Stock have been converted as provided above. If requested by a former shareholder of record of NW Natural, upon the proper surrender and delivery to the Transfer Agent of such shareholder’s NW Natural Certificate(s) (in accordance with NW Holding’s instructions, and accompanied by a properly completed transmittal materials), the Transfer Agent shall, as soon as practicable, issue, register and deliver to such shareholder a certificate evidencing the shares of NW Holding Common Stock or register such shares in electronic form.

5.2    Stock Transfer Books. The stock transfer books for NW Natural Common Stock will be closed at the Effective Time and no transfer of shares of NW Natural Common Stock outstanding immediately prior to the Effective Time shall thereafter be made on such books. As of the Effective Time, NW Holding shall establish a stock register reflecting ownership of NW Holding Common Stock by former holders of record of NW Natural Common Stock.

5.3    Post-Merger Rights of Holders. At the Effective Time, the holders of certificates and book entry shares for NW Natural Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to the stock of NW Natural and their sole rights will be with respect to the NW Holding Common Stock into which their shares of NW Natural Common Stock are converted by the Merger.

5.4    Unsurrendered Certificates. Subject to Section 5.5 below, no NW Holding Common Stock certificate may be delivered to any former holder of NW Natural Common Stock unless and until such shareholder properly surrenders to the Transfer Agent the NW Natural Certificate(s) formerly representing his or her shares of NW Natural Common Stock, together with a properly completed Transmittal Letter.

5.5    Lost, Etc., Certificates. Any former holder of NW Natural Common Stock whose certificate for shares of NW Natural Common Stock has been lost, destroyed, stolen or otherwise is missing will be entitled to receive a certificate representing the shares of NW Holding Common Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Transfer Agent or NW Holding (including, without limitation, a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, in substance and amount satisfactory to the Transfer Agent and NW Holding).

ARTICLE 6
NORTHWEST NATURAL GAS STOCK PLANS

NW Natural and NW Holding shall take all actions required to provide that, from and after the Effective Time, all director, officer, employee, customer, shareholder and other plans of NW Natural or its affiliates, to the extent they directly or indirectly utilize NW Natural Common Stock, will utilize NW Holding Common Stock instead of NW Natural Common Stock.

ARTICLE 7
CONDITIONS OF THE MERGER

Completion of the Merger is subject to the satisfaction of the following conditions.

7.1    Shareholder Approval. The principal terms of this Agreement are approved by such holders of capital stock of the parties as required by the OBCA.

7.2    Stock Exchange Listing. All conditions for the listing on the New York Stock Exchange as of the Effective Time of the NW Holding Common Stock to be issued and to be reserved for issuance pursuant to the Merger are satisfied.

7.3    Regulatory Approvals. All necessary orders, consents, authorizations, approvals or waivers from the Oregon Public Utilities Commission, the Washington Utilities and Transportation Commission and all other regulatory bodies, boards or agencies, or from other third parties, have been received, are in full force and effect, and do not include, in the sole judgment of the Board of Directors of NW Natural, unacceptable conditions.

7.4    Filings. All documents that are required to be filed pursuant to the OBCA have been duly executed and filed with the appropriate agency.

7.5    Tax Opinion. NW Natural receives an opinion of Stoel Rives LLP confirming the United States federal income tax consequences of the Merger contemplated by this Agreement.

ARTICLE 8
AMENDMENT AND TERMINATION

8.1    Amendment. This Agreement may be amended, modified or supplemented, or compliance with any provision of this Agreement may be waived, at any time prior to the Effective Time (including, without limitation, after approval by the shareholders of NW Natural), by the Board of Directors of NW Natural, so long as such amendment, modification, supplement or waiver would not, in the sole judgment of the Board of Directors of NW Natural, materially and adversely affect the shareholders of NW Natural.

8.2    Termination. This Agreement may be terminated and the transactions provided for by this Agreement may be abandoned at any time, whether before or after approval of this Agreement by the shareholders of NW Natural, by action of the Board of Directors of NW Natural if the Board of Directors determines for any reason that the completion of the transactions provided for in this Agreement would for any reason be inadvisable or not in the best interests of NW Natural or its shareholders.

ARTICLE 9
MISCELLANEOUS

9.1    Counterparts. This Agreement may be executed in multiple counterparts, each of which is deemed an original hereof.

9.2    Oregon Law. This Agreement is governed by and shall be interpreted in accordance with the laws of the State of Oregon, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Oregon or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Oregon.

NW Natural, NW Holding and Merger Sub have each caused this Agreement to be executed by an authorized officer.

NORTHWEST NATURAL GAS COMPANY

By:    /s/ David H. Anderson
Name:     David H. Anderson
Title:    President and Chief Executive Officer

NORTHWEST NATURAL HOLDING COMPANY

By:    /s/ David H. Anderson
Name:     David H. Anderson
Title:    President and Chief Executive Officer

NWN MERGER SUB, INC.

By:    /s/ David H. Anderson
Name:     David H. Anderson
Title:    President

ANNEX 1
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
NORTHWEST NATURAL GAS COMPANY

These Amended and Restated Articles of Incorporation of Northwest Natural Gas Company (Restated Articles of Incorporation) supersede its theretofore existing articles of incorporation and all amendments thereto.

ARTICLE I

The name of this corporation is NORTHWEST NATURAL GAS COMPANY, and its duration shall be perpetual.

ARTICLE II

The purposes of the corporation are to engage in any lawful activity for which corporations may be organized under the Oregon Business Corporation Act.

ARTICLE III

A.
The aggregate number of shares of capital stock which the corporation shall have authority to issue is 103,500,001 shares, divided into 3,500,000 shares of Preferred Stock, issuable in series as hereinafter provided, 100,000,000 shares of Common Stock, and one share of Limited Voting Junior Preferred Stock, $1 par value (the “Junior Preferred Stock”).

B.
A statement of the preferences, limitations and relative rights of each class of capital stock of the corporation, namely, the Preferred Stock, the Common Stock, and the Junior Preferred Stock, of the variations in the relative rights and preferences as between series of the Preferred Stock, insofar as the same are fixed by these Restated Articles of Incorporation, and of the authority vested in the board of directors of the corporation to establish series of Preferred Stock and to fix and determine the variations in the relative rights and preferences as between series insofar as the same are not fixed by these Restated Articles of Incorporation, is as follows:

Preferred Stock

1.
The shares of the Preferred Stock may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series of the Preferred Stock and all other classes of capital stock of the corporation. To the extent that these Restated Articles of Incorporation shall not have established series of the Preferred Stock and fixed and determined the variations in the relative rights and preferences as between series, the board of directors shall have authority, and is hereby expressly vested with authority, to divide the Preferred Stock into series and, within the limitations set forth in these Restated Articles of Incorporation and such limitations as may be provided by law, to fix and determine the relative rights and preferences of any series of the Preferred Stock so established. Such action by the board of directors shall be expressed in a resolution or resolutions adopted by it prior to the issuance of shares of each series, which resolution or resolutions shall also set forth the distinguishing designation of the particular series of the Preferred Stock established thereby. Without limiting the generality of the foregoing, authority is hereby expressly vested in the board of directors so to fix and determine with respect to any series of the Preferred Stock:

(a)	The rate of dividend and the relative preference of each series in the payment of dividends;

(b)	The price at which and the terms and conditions on which shares may be redeemed;

(c)	The amount payable upon shares in the event of voluntary and involuntary liquidation and the relative preference of each series on liquidation;

(d)	Sinking fund provisions, if any, for the redemption or purchase of shares;

(e)	The terms and conditions, if any, on which shares may be converted if the shares of any series are issued with the privilege of conversion; and

(f)	Any other relative right or preference as permitted by law.

All shares of the Preferred Stock of the same series shall be identical except that shares of the same series issued at different times may vary as to the dates from which dividends thereon shall be cumulative; and all shares of the Preferred Stock, irrespective of series, shall constitute one and the same class of stock and shall be identical except as to the designation thereof, the date or dates from which dividends on shares thereof shall be cumulative, and the relative rights and preferences set forth above in clauses (a) through (f) of this subdivision, as to which there may be variations between different series. Except as otherwise may be provided by law or by the resolutions establishing any series of Preferred Stock in accordance with the foregoing provisions of this subdivision, whenever the written consent, affirmative vote, or other action on the part of the holders of the Preferred Stock may be required for any purpose, such consent, vote or other action shall be taken by the holders of the Preferred Stock as a single class irrespective of series and not by different series.

2.
The holders of shares of the Preferred Stock of each series shall be entitled to receive dividends, when and as declared by the board of directors, out of any funds legally available for the payment of dividends, at the annual rate fixed and determined with respect to each series either by these Restated Articles of Incorporation or in accordance with subdivision III. B. 1., and no more, payable quarterly on the 15th day of February, May, August and November in each year or on such other date or dates as the board of directors shall determine in the resolutions establishing such series. Such dividends shall be cumulative in the case of shares of each series either from the date of issuance of shares of such series or from the first day of the current dividend period within which shares of such series shall be issued, as the board of directors shall determine, so that if dividends on all outstanding shares of each particular series of the Preferred Stock, at the annual dividend rates fixed and determined either by these Restated Articles of Incorporation or in accordance with subdivision III. B. 1., shall not have been paid or declared and set apart for payment for all past dividend periods and for the then current dividend periods, the deficiency shall be fully paid or dividends equal thereto declared and set apart for payment at said rates before any dividends on the Common Stock shall be paid or declared and set apart for payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

3.
In the event of any dissolution, liquidation or winding up of the corporation, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Preferred Stock of each series then outstanding shall be entitled to be paid out of the net assets of the corporation available for distribution to its shareholders the respective amounts per share fixed and determined with respect to each series either by these Restated Articles of Incorporation or in accordance with subdivision III. B. 1., and no more. If upon dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the net assets of the corporation available for distribution to its shareholders shall be insufficient to pay the holders of all outstanding shares of Preferred Stock of all series the full amounts to which they shall be respectively entitled as aforesaid, the net assets of the corporation so available for distribution shall be distributed to the holders of Preferred Stock in accordance with the relative preferences of each series of Preferred Stock established either by these Restated Articles of Incorporation or in accordance with subdivision III. B. 1. For the purposes of this subdivision, any dissolution, liquidation or winding up which may arise out of or result from the condemnation or purchase of all or a major portion of the properties of the corporation by (i) the United States Government or any authority, agency or instrumentality thereof (ii) a State of the United States or any political subdivision, authority, agency or instrumentality thereof, or (iii) a district, cooperative or other association or entity not organized for profit, shall be deemed to be an involuntary dissolution, liquidation or winding up; and a consolidation, merger or amalgamation of the corporation with or into any other corporation or corporations shall not be deemed to be a dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary.

4.
The holders of shares of the Preferred Stock shall have no right to vote in the election of directors or for any other purpose, except as may be otherwise provided by law or by resolutions establishing any series of Preferred Stock in accordance with subdivision III. B. 1. Holders of Preferred Stock shall be entitled to notice of each meeting of shareholders at which they shall have any right to vote, but shall not be entitled to notice of any other meeting of shareholders.

Common Stock

5.
Subject to the limitations set forth in subdivision III. B. 2. (and subject to the rights of any class of stock hereafter authorized), dividends may be paid upon the Common Stock when and as declared by the board of directors of the corporation out of any funds legally available for the payment of dividends.

6.
Subject to the limitations set forth in subdivision III. B. 3. (and subject to the rights of any other class of stock hereafter authorized), upon any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the net assets of the corporation shall be distributed ratably to the holders of the Common Stock.

7.
Except as may be otherwise provided by law or by the resolutions establishing any series of Preferred Stock in accordance with subdivision III. B. 1., the holders of the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. In the election of directors of the corporation, every holder of record of any share or shares of the Common Stock of the corporation shall have the right to cast as many votes for one candidate as shall equal the number of such shares multiplied by the number of directors to be elected, or to distribute such number of votes among any two or more candidates for such election.

8.
Upon the issuance for money or other consideration of any shares of capital stock of the corporation, or of any security convertible into capital stock of the corporation, no holder of shares of the capital stock, irrespective of the class or kind thereof, shall have any preemptive or other right to subscribe for, purchase or receive any proportionate or other amount of such shares of capital stock, or such security convertible into capital stock, proposed to be issued; and the board of directors may cause the corporation to dispose of all or any of such shares of capital stock, or of any such security convertible into capital stock, as and when said board may determine, free of any such right, either by offering the same to the corporation’s then shareholders or by otherwise selling or disposing of such shares of other securities, as the board of directors may deem advisable.

Junior Preferred Stock

9.	The Junior Preferred Stock is not entitled to receive or participate in any dividends, and no dividends shall be paid thereon.

10.
Subject to the limitations set forth in these Restated Articles of Incorporation and subject to the rights of any other classes of stock of the corporation that may be senior in right to the Junior Preferred Stock, in the event of any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of the Common Stock, the holder of the Junior Preferred Stock shall be entitled to be paid out of the net assets of the corporation available for distribution to its shareholders one hundred dollars ($100.00) and no more. For purposes of this section, a consolidation, merger or amalgamation of the corporation with or into any other corporation or corporations shall not be deemed to be a dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary.

11.
So long as the share of Junior Preferred Stock is outstanding, the corporation shall not (a) file a petition for relief under the United States Bankruptcy Code or (b) authorize its subsidiaries (collectively, the “Regulated Utilities”) to file a petition for relief under the United States Bankruptcy Code (any of the foregoing a “Voluntary Bankruptcy Filing”) without the consent of the holder of the Junior Preferred Stock, which consent may be effected in the following manner: the corporation shall give the holder of the Junior Preferred Stock written notice (“Notice”) at least five business days before making any proposed Voluntary Bankruptcy Filing. The holder of the Junior Preferred Stock may object to and oppose the Voluntary Bankruptcy Filing by providing written notice of such objection and opposition (an “Objection Notice”) to the Secretary of the corporation within five business days after receipt of the Notice. The Objection Notice shall specify the reasons the holder of the Junior Preferred Stock does not consent to the proposed Voluntary Bankruptcy Filing. If the Secretary receives such an Objection Notice within the five business day period, then the corporation shall not submit or file or, with respect to any Regulated Utility, approve any such Voluntary Bankruptcy Filing. If the corporation does not receive an Objection Notice within the five business day period, the holder of the Junior Preferred Stock will be deemed to have consented to the Voluntary Bankruptcy Filing.

12.
No person other than the corporation and the holder of the Junior Preferred Stock will have any contractual rights with respect to the Junior Preferred Stock. Except as provided by applicable law, the holder of the Junior Preferred Stock is entitled to receive notice from the corporation of each meeting of shareholders at which any Voluntary Bankruptcy Filing is proposed to be considered, but shall not be entitled to notice of any other meeting or vote of the shareholders. Notwithstanding the foregoing provisions, the holder of the Junior Preferred Stock shall have no voting rights at any time when the Oregon Public Utilities Commission (the “Commission”) has consented to the redemption of the Junior Preferred Stock pursuant to subdivision III. B.13 below (and regardless of whether there may then exist any restriction not set forth in said subdivision III. B.13 on the corporation’s ability to redeem the Junior Preferred Stock). Except as provided herein or as otherwise provided by law, the holder of the Junior Preferred Stock has no voting rights for any other purpose.

13.
The Junior Preferred Stock may be redeemed by the corporation, at its election expressed by resolution of the Board of Directors, at any time; provided, that the corporation shall not redeem the Junior Preferred Stock without the prior consent of the Commission. The Junior Preferred Stock will be redeemed in full upon notice thereof given to the holder of the Junior Preferred Stock and the payment of the redemption price of one hundred dollars ($100.00). Following such redemption, the holder of the Junior Preferred Stock shall deliver the certificate representing the Junior Preferred Stock to the corporation for cancellation; provided, however, that the delivery of such certificate to the corporation shall not be required as a condition to the redemption, and the Junior Preferred Stock will cease to be outstanding and all rights and obligations of the holder thereof will cease upon notice and payment as aforesaid, whether or not the certificate representing the Junior Preferred Stock has been so delivered to the corporation.

14.
The holder of the Junior Preferred Stock must be, during the period of ownership, independent of the corporation and shall have and have had permanent residence in Oregon for at least three years prior to ownership of the Junior Preferred Stock (the “Conditions of Eligibility”). The holder of the Junior Preferred Stock is “independent” if they meet the independence requirements of the New York Stock Exchange. If at any time the holder of the Junior Preferred Stock (a “prior holder”) (a) does not meet the Conditions of Eligibility, as determined in good faith by the corporation, (b) gives notice to the corporation of such holder’s intent to resign, or (c) if the holder is natural person or is an entity that has only a single member or shareholder who is a natural person and the holder or its member or shareholder dies, become disabled, or otherwise is unable to effectively carry out the responsibilities of the holder of the Junior Preferred Stock, in each case as determined in good faith by the corporation, the corporation shall appoint, another person to hold the Junior Preferred Stock (a “successor holder”) and upon notice given to the prior holder by the corporation of such appointment and of the effective date thereof, the successor holder shall become the sole holder of the Junior Preferred Stock and the prior holder shall have no further rights and obligations with respect thereto. On or promptly following the effective date of the appointment of a successor holder, the prior holder shall deliver the certificate representing the Junior Preferred Stock to the corporation for reissuance to the successor holder; provided, however, that the delivery of such certificate to the corporation will not be required as a condition to the appointment of the successor holder. The holder of the Junior Preferred Stock shall give notice to the Secretary of the corporation of any failure to meet the Conditions of Eligibility and of such holder’s desire to resign, and the authorized representative of such holder shall give notice to the Secretary of the corporation of the death or disability of such holder, promptly following the determination or occurrence thereof. The holder of the Junior Preferred stock shall have no right to transfer the Junior Preferred Stock to any person except as provided in this subdivision III.B.14 or as otherwise consented to by the corporation. The stock certificate or other evidence of ownership of the Junior Preferred Stock shall bear a legend or other prominent notice of the restrictions contained in this subdivision III.B.14.

15.	The Junior Preferred Stock shall not be convertible into Common Stock or any other class or series of securities issued by the corporation.

16.	Except as provided herein, if the corporation redeems, purchases or otherwise acquires the Junior Preferred Stock, the corporation shall cancel and not reissue the Junior Preferred Stock.

ARTICLE IV

A.
The business and affairs of the corporation shall be managed by a board of directors. Except as provided in subdivision B. below, the number of members of the board, their classifications and terms of office, and the manner of their election and removal shall be as follows:

1.
The number of directors shall be that number, not less than nine or more than thirteen, determined from time to time by resolution adopted by affirmative vote of a majority of the entire board of directors. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as possible, of one‑third of the total number of directors. At the 1984 annual meeting of shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, and Class III directors for a three-year term. At each succeeding annual meeting of shareholders, successors to directors whose terms expire at that annual meeting shall be of the same class as the directors they succeed, and shall be elected for three‑year terms. If the number of directors should be changed by resolution of the board of directors, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

2.
A director shall hold office until the annual meeting for the year in which his or her term shall expire and until his or her successor shall have been elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the board of directors, however caused, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.
One or more of the directors may be removed with or without cause by unanimous written consent of holders of the shares entitled to vote thereon or by the affirmative vote of the holders of not less than two‑thirds of the shares entitled to vote thereon at a meeting of the shareholders called expressly for that purpose; provided, however, that for as long as the corporation shall have cumulative voting, if fewer than all the directors should be candidates for removal, no one of them shall be removed if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the class of directors of which he or she shall be a part.

4.
No person, except those persons nominated by the board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination shall be received from a shareholder of record entitled to vote at such election by the secretary of the corporation not later than the latter of (a) the thirtieth day prior to the date fixed for the meeting, or (b) the tenth day after the mailing of notice of that meeting, together with the written consent of the nominee to serve as a director.

B.
Notwithstanding the provisions of subdivision A. above, whenever the holders of any one or more classes of the capital stock of the corporation shall have the right, voting separately as a class or classes, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of these Restated Articles of Incorporation applicable thereto. Directors so elected shall not be divided into classes unless expressly provided by such provisions, and during their prescribed terms of office, the board of directors shall consist of such directors in addition to the directors determined as provided in subdivision A. above.

C.
This Article IV may not be repealed or amended in any respect unless such action shall be approved by unanimous written consent of holders of the shares entitled to vote thereon or by the affirmative vote of the holders of not less than two‑thirds of the shares entitled to vote at an election of directors determined as provided in subdivision A. above, at a meeting of the shareholders called expressly for that purpose.

ARTICLE V

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director; provided that this Article V shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

ARTICLE VI

The corporation shall indemnify to the fullest extent then permitted by law any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against all judgments, amounts paid in settlement, fines and such expenses (including attorneys’ fees), actually and reasonably incurred in connection therewith. This Article shall not be deemed exclusive of any other provisions for indemnification of directors and officers that may be included in any statute, bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office.
ARTICLE VII

The initial physical address for the corporation is One Pacific Square, 220 NW Second Avenue, Portland, Oregon 97209, Attn: General Counsel. David H. Anderson is an authorized individual with direct knowledge of the operations and business activities of the corporation.

ANNEX 2A
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
NORTHWEST NATURAL HOLDING COMPANY
These Amended and Restated Articles of Incorporation of Northwest Natural Holding Company (Restated Articles of Incorporation) supersede its theretofore existing articles of incorporation.
ARTICLE I
The name of this corporation is NORTHWEST NATURAL HOLDING COMPANY, and its duration shall be perpetual.
ARTICLE II
The purposes of the corporation are to engage in any lawful activity for which corporations may be organized under the Oregon Business Corporation Act.
ARTICLE III

A.
The aggregate number of shares of capital stock which the corporation shall have authority to issue is 103,500,000 shares, divided into 3,500,000 shares of Preferred Stock, issuable in series as hereinafter provided, and 100,000,000 shares of Common Stock.

B.
A statement of the preferences, limitations and relative rights of each class of capital stock of the corporation, namely, the Preferred Stock and the Common Stock, of the variations in the relative rights and preferences as between series of the Preferred Stock, insofar as the same are fixed by these Restated Articles of Incorporation, and of the authority vested in the board of directors of the corporation to establish series of Preferred Stock and to fix and determine the variations in the relative rights and preferences as between series insofar as the same are not fixed by these Restated Articles of Incorporation, is as follows:

Preferred Stock

1.
The shares of the Preferred Stock may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series of the Preferred Stock and all other classes of capital stock of the corporation. To the extent that these Restated Articles of Incorporation shall not have established series of the Preferred Stock and fixed and determined the variations in the relative rights and preferences as between series, the board of directors shall have authority, and is hereby expressly vested with authority, to divide the Preferred Stock into series and, within the limitations set forth in these Restated Articles of Incorporation and such limitations as may be provided by law, to fix and determine the relative rights and preferences of any series of the Preferred Stock so established. Such action by the board of directors shall be expressed in a resolution or resolutions adopted by it prior to the issuance of shares of each series, which resolution or resolutions shall also set forth the distinguishing designation of the particular series of the Preferred Stock established thereby. Without limiting the generality of the foregoing, authority is hereby expressly vested in the board of directors so to fix and determine with respect to any series of the Preferred Stock:

(a)	The rate of dividend and the relative preference of each series in the payment of dividends;

(b)	The price at which and the terms and conditions on which shares may be redeemed;

(c)	The amount payable upon shares in the event of voluntary and involuntary liquidation and the relative preference of each series on liquidation;

(d)	Sinking fund provisions, if any, for the redemption or purchase of shares;

(e)	The terms and conditions, if any, on which shares may be converted if the shares of any series are issued with the privilege of conversion; and

(f)	Any other relative right or preference as permitted by law.

All shares of the Preferred Stock of the same series shall be identical except that shares of the same series issued at different times may vary as to the dates from which dividends thereon shall be cumulative; and all shares of the Preferred Stock, irrespective of series, shall constitute one and the same class of stock and shall be identical except as to the designation thereof, the date or dates from which dividends on shares thereof shall be cumulative, and the relative rights and preferences set forth above in clauses (a) through (f) of this subdivision, as to which there may be variations between different series. Except as otherwise may be provided by law or by the resolutions establishing any series of Preferred Stock in accordance with the foregoing provisions of this subdivision, whenever the written consent, affirmative vote, or other action on the part of the holders of the Preferred Stock may be required for any purpose, such consent, vote or other action shall be taken by the holders of the Preferred Stock as a single class irrespective of series and not by different series.

2.
The holders of shares of the Preferred Stock of each series shall be entitled to receive dividends, when and as declared by the board of directors, out of any funds legally available for the payment of dividends, at the annual rate fixed and determined with respect to each series either by these Restated Articles of Incorporation or in accordance with subdivision III. B. 1., and no more, payable quarterly on the 15th day of February, May, August and November in each year or on such other date or dates as the board of directors shall determine in the resolutions establishing such series. Such dividends shall be cumulative in the case of shares of each series either from the date of issuance of shares of such series or from the first day of the current dividend period within which shares of such series shall be issued, as the board of directors shall determine, so that if dividends on all outstanding shares of each particular series of the Preferred Stock, at the annual dividend rates fixed and determined either by these Restated Articles of Incorporation or in accordance with subdivision III. B. 1., shall not have been paid or declared and set apart for payment for all past dividend periods and for the then current dividend periods, the deficiency shall be fully paid or dividends equal thereto declared and set apart for payment at said rates before any dividends on the Common Stock shall be paid or declared and set apart for payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

3.
In the event of any dissolution, liquidation or winding up of the corporation, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Preferred Stock of each series then outstanding shall be entitled to be paid out of the net assets of the corporation available for distribution to its shareholders the respective amounts per share fixed and determined with respect to each series either by these Restated Articles of Incorporation or in accordance with subdivision III. B. 1., and no more. If upon dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the net assets of the corporation available for distribution to its shareholders shall be insufficient to pay the holders of all outstanding shares of Preferred Stock of all series the full amounts to which they shall be respectively entitled as aforesaid, the net assets of the corporation so available for distribution shall be distributed to the holders of Preferred Stock in accordance with the relative preferences of each series of Preferred Stock established either by these Restated Articles of Incorporation or in accordance with subdivision III. B. 1. For the purposes of this subdivision, any dissolution, liquidation or winding up which may arise out of or result from the condemnation or purchase of all or a major portion of the properties of the corporation by (i) the United States Government or any authority, agency or instrumentality thereof (ii) a State of the United States or any political subdivision, authority, agency or instrumentality thereof, or (iii) a district, cooperative or other association or entity not organized for profit, shall be deemed to be an involuntary dissolution, liquidation or winding up; and a consolidation, merger or amalgamation of the corporation with or into any other corporation or corporations shall not be deemed to be a dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary.

4.
The holders of shares of the Preferred Stock shall have no right to vote in the election of directors or for any other purpose, except as may be otherwise provided by law or by resolutions establishing any series of Preferred Stock in accordance with subdivision III. B. 1. Holders of Preferred Stock shall be entitled to notice of each meeting of shareholders at which they shall have any right to vote, but shall not be entitled to notice of any other meeting of shareholders.

Common Stock

5.
Subject to the limitations set forth in subdivisions III. B. 2. (and subject to the rights of any class of stock hereafter authorized), dividends may be paid upon the Common Stock when and as declared by the board of directors of the corporation out of any funds legally available for the payment of dividends.

6.
Subject to the limitations set forth in subdivisions III. B. 3. (and subject to the rights of any other class of stock hereafter authorized), upon any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the net assets of the corporation shall be distributed ratably to the holders of the Common Stock.

7.
Except as may be otherwise provided by law or by the resolutions establishing any series of Preferred Stock in accordance with subdivision III. B. 1., the holders of the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. In the election of directors of the corporation, every holder of record of any share or shares of the Common Stock of the corporation shall have the right to cast as many votes for one candidate as shall equal the number of such shares multiplied by the number of directors to be elected, or to distribute such number of votes among any two or more candidates for such election.

8.
Upon the issuance for money or other consideration of any shares of capital stock of the corporation, or of any security convertible into capital stock of the corporation, no holder of shares of the capital stock, irrespective of the class or kind thereof, shall have any preemptive or other right to subscribe for, purchase or receive any proportionate or other amount of such shares of capital stock, or such security convertible into capital stock, proposed to be issued; and the board of directors may cause the corporation to dispose of all or any of such shares of capital stock, or of any such security convertible into capital stock, as and when said board may determine, free of any such right, either by offering the same to the corporation’s then shareholders or by otherwise selling or disposing of such shares of other securities, as the board of directors may deem advisable.

ARTICLE IV

A.
The business and affairs of the corporation shall be managed by a board of directors. Except as provided in subdivision B. below, the number of members of the board, their classifications and terms of office, and the manner of their election and removal shall be as follows:

1.
The number of directors shall be that number, not less than nine or more than thirteen, determined from time to time by resolution adopted by affirmative vote of a majority of the entire board of directors. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors. At each succeeding annual meeting of shareholders, successors to directors whose terms expire at that annual meeting shall be of the same class as the directors they succeed, and shall be elected for three-year terms. If the number of directors should be changed by resolution of the board of directors, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

2.
A director shall hold office until the annual meeting for the year in which his or her term shall expire and until his or her successor shall have been elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the board of directors, however caused, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.
One or more of the directors may be removed with or without cause by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote thereon at a meeting of the shareholders called expressly for that purpose; provided, however, that for as long as the corporation shall have cumulative voting, if fewer than all the directors should be candidates for removal, no one of them shall be removed if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the class of directors of which he or she shall be a part.

4.
No person, except those persons nominated by the board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination shall be received from a shareholder of record entitled to vote at such election by the secretary of the corporation not later than the latter of (a) the thirtieth day prior to the date fixed for the meeting, or (b) the tenth day after the mailing of notice of that meeting, together with the written consent of the nominee to serve as a director.

B.
Notwithstanding the provisions of subdivision A. above, whenever the holders of any one or more classes of the capital stock of the corporation shall have the right, voting separately as a class or classes, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of these Restated Articles of Incorporation applicable thereto. Directors so elected shall not be divided into classes unless expressly provided by such provisions, and during their prescribed terms of office, the board of directors shall consist of such directors in addition to the directors determined as provided in subdivision A. above.

C.
This Article IV may not be repealed or amended in any respect unless such action shall be approved by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote at an election of directors determined as provided in subdivision A. above, at a meeting of the shareholders called expressly for that purpose.

ARTICLE V

A.	For purposes of this Article V:

1.
The term “Affiliate”, as used to indicate a relationship with a specified “Persons” (as hereinafter defined), shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

2.
The term “Associate”, as used to indicate a relationship with a specified Person, shall mean (a) any Person (other than the corporation) of which such specified Person is a director, officer, partner, trustee, guardian, fiduciary or official or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities or any beneficial interest, (b) any Person who is a director, officer, partner, trustee, guardian, fiduciary or official or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities or any beneficial interest of or in such specified Person (other than the corporation), and (c) any relative or spouse of such specified Person, or any relative of such spouse who has the same home as such specified Person.

3.
The term “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on April 9, 1984; provided, however, that, notwithstanding the provisions of such Rule, a Person shall be deemed to be the Beneficial Owner of any share of the capital stock of the corporation that such Person shall have the right to acquire at any time pursuant to any agreement, contract, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, and any such share of capital stock shall be deemed to be outstanding for purposes of subdivision V.A.9.

4.
The term “Business Transaction” shall include, without limitation, (a) any merger, consolidation or plan of exchange of the corporation, or any Person controlled by or under common control with the corporation, with or into any “Related Person” (as hereinafter defined), (b) any merger, consolidation or plan of exchange of a Related Person with or into the corporation or any Person controlled by or under common control with the corporation, (c) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions) including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the property and assets of the corporation, or any Person controlled by or under common control with the corporation, to or with a Related Person, (d) any purchase, lease, exchange, transfer or other acquisition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any Substantial Part of the property and assets of a Related Person, by or with the corporation or any Person controlled by or under common control with the corporation, (e) any recapitalization of the corporation that would have the effect of increasing the voting power of a Related Person, (f) the issuance, sale, exchange or other disposition of any securities of the corporation, or of any Person controlled by or under common control with the corporation, by the corporation or by any Person controlled by or under common control with the corporation, (g) any liquidation, spinoff, splitoff, splitup or dissolution of the corporation, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this subdivision.

5.
The term “Continuing Director” shall mean a director who was a director of the corporation on the date these Restated Articles of Incorporation first became effective and a director who shall become a director subsequent thereto whose election, or whose nomination for election by the shareholders, shall have been approved by a vote of a majority of the then Continuing Directors.

6.
The term “Highest Purchase Price” shall mean, with respect to the shares of any class or series of the capital stock of the corporation, the highest amount of consideration paid by a Related Person for a share of the same class and series at any time regardless of whether the share was acquired before or after such Related Person became a Related Person; provided, however, that the Highest Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of that class or series, or the declaration of a stock dividend thereon. The Highest Purchase Price shall include any brokerage commissions, transfer taxes and soliciting dealers’ fees paid by such Related Person with respect to any shares of the capital stock acquired by such Related Person.

7.
The term “Other Consideration” shall include, without limitation, capital stock to be retained by the shareholders of the corporation in a Business Transaction in which the corporation shall be the survivor.

8.
The term “Person” shall mean any natural person, corporation, partnership, trust, firm, association, government, governmental agency or any other entity whether acting in an individual, fiduciary or other capacity.

9.
The term “Related Person” shall mean (a) any Person which, together with its Affiliates and Associates, shall be the Beneficial Owner in the aggregate of 10 percent or more of the capital stock of the corporation, and (b) any Affiliate or Associate (other than the corporation or a wholly owned subsidiary of the corporation) of any such Person. Two or more Persons acting in concert for the purpose of acquiring, holding or disposing of the capital stock of the corporation shall be deemed to be a “Related Person”. A Related Person shall be deemed to have acquired a share of capital stock at the time when such Related Person became the Beneficial Owner thereof. With respect to the shares of the capital stock of the corporation owned by any Related Person, if the price paid for such shares cannot be determined by a majority of the Continuing Directors, the price so paid shall be deemed to be the market price of the shares in question at the time when such Related Person became the Beneficial Owner thereof.

10.
The term “Substantial Part” shall mean 10% or more of the fair market value of the total assets of a Person, as reflected on the most recent balance sheet of such Person available to the Continuing Directors on the date of mailing of the notice of the meeting of shareholders called for the purpose of voting with respect to a Business Transaction involving the assets constituting any such Substantial Part.

B.
The corporation shall not enter into any Business Transaction with a Related Person or in which a Related Person shall have an interest (except proportionately as a shareholder of the corporation) without first obtaining both (1) the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the capital stock of the corporation not held by such Related Person, and (2) the determination of a majority of the Continuing Directors that the cash or fair market value of the property, securities or Other Consideration to be received per share by the holders, other than such Related Person, of the shares of each class or series of the capital stock of the corporation in such Business Transaction shall not be less than the Highest Purchase Price paid by such Related Person in acquiring any of its holdings of shares of the same class or series, unless the Continuing Directors by a majority vote shall either (a) have expressly approved the acquisition of the shares of the capital stock of the corporation that caused such Related Person to become a Related Person, or (b) have expressly approved such Business Transaction.

C.
For the purposes of this Article V, a majority of the Continuing Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (1) the number of shares of capital stock of the corporation of which any Person shall be the Beneficial Owner, (2) whether a Person is an Affiliate or Associate of another Person, (3) whether a Person has an agreement, contract, arrangement or understanding with another Person as to the matters referred to in subdivision V.A.3. or clause (h) of subdivision V.A.4., (4) the Highest Purchase Price paid by a Related Person for shares of any class or series of the capital stock, (5) whether the assets subject to any Business Transaction constitute a Substantial Part, (6) whether any Business Transaction is one in which a Related Person has an interest (except proportionately as a shareholder of the corporation), and (7) such other matters with respect to which a determination may be required under this Article V.

D.
In determining whether to give their approval as provided in subdivision V.B., the Continuing Directors shall give due consideration to all relevant factors involved, including, without limitation, (1) the value of the corporation in a freely negotiated transaction and its future value as an independent entity, (2) the recognition of gain or loss to the corporation for tax purposes or the postponement of such recognition in a tax-free transaction, (3) the anticipated developments of the business of the corporation not yet reflected in the price of its shares, and (4) the impact on employees, customers, suppliers and the public generally within the geographical area it serves.

E.
This Article V may not be repealed or amended in any respect unless such action shall be approved by the affirmative vote of the holders of not less than two-thirds of the capital stock of the corporation not held by a Related Person at a meeting of the shareholders called expressly for that purpose.

ARTICLE VI
No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director; provided that this Article VI shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.
ARTICLE VII
The corporation shall indemnify to the fullest extent then permitted by law any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against all judgments, amounts paid in settlement, fines and such expenses (including attorneys’ fees), actually and reasonably incurred in connection therewith. This Article shall not be deemed exclusive of any other provisions for indemnification of directors and officers that may be included in any statute, bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office.
ARTICLE VIII

The initial physical address for the Corporation is One Pacific Square, 220 NW Second Avenue, Portland, Oregon 97209, Attn: General Counsel. David H. Anderson is an authorized individual with direct knowledge of the operations and business activities of the Corporation.

Annex 2B

AMENDED AND RESTATED BYLAWS
OF
NORTHWEST NATURAL HOLDING COMPANY

ARTICLE I.

OFFICES

Section 1. Office. The principal office of the company shall be located in the City of Portland, Oregon. The company also may have offices at such other places both within and without the State of Oregon as the board of directors from time to time may determine.

Section 2. Registered Office. The registered office of the company required by law to be maintained in the state shall be at the same location as the principal office unless otherwise designated by resolution of the board of directors.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of shareholders of the company for the election of directors and for the transaction of other business shall be held at the company’s office in the City of Portland, Oregon, or such other place in that City as shall be determined by the board of directors, on the fourth Thursday of May in each year, unless such day shall be a legal holiday, in which event such meeting shall be held on the next business day. If such meeting shall not be held on such day in any year, it shall be held within 60 days thereafter on such day as shall be fixed by the board of directors and be specified in the notice of the meeting. Every such meeting shall be held at the hour of two o’clock p.m., or at such other hour as shall be fixed by the board and specified in such notice.

Section 2. Special Meetings. Special meetings of the shareholders of the company may be called by the board of directors or the holders of not less than one-tenth of all shares entitled to vote at the meeting. Each special meeting shall be held for such purposes, at such place in the City of Portland, Oregon, and at such time as shall be specified in the notice thereof.

Section 3. Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the board of directors or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 4. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in the case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 5. Record of Shareholders. The officer or agent having charge of the transfer books for shares of the company shall make, at least 10 days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each, which record, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the company and shall be subject to inspection by any shareholder at any time during usual business hours. Such record also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original transfer books for shares shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of the shareholders.

Section 6. Quorum. A majority of the shares of the company entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of shareholders. If a quorum is present, in person or by proxy, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number, or voting by classes, is required by law or the Restated Articles of Incorporation.

If a quorum shall not be represented at any meeting of shareholders, the shareholders represented may adjourn the meeting from time to time without further notice. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7. Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by law or the Restated Articles of Incorporation. At each election of directors holders of shares of common stock have the right to cumulative voting as provided for in the Restated Articles of Incorporation. A shareholder may vote either in person or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy in any manner permitted by law. An authorization of a proxy is effective when received by the secretary of the company or other officer or agent authorized to tabulate votes.

Section 8. Conduct of Meetings. Every meeting of shareholders shall be presided over by the chairman of the board, in his or her absence by the president, in their absence by a vice president or, if none be present, by a chairman appointed by the shareholders present at the meeting. The minutes of such meeting shall be recorded by the secretary or an assistant secretary but, if neither be present, by a secretary appointed for that purpose by the chairman of the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of shareholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 9. Proper Business for Meetings. (a) No business shall be conducted at any meeting of shareholders that has not been properly brought before the meeting. To be properly brought before a special meeting of shareholders, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or the persons calling the meeting. To be properly brought before an annual meeting of shareholders, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise brought before the meeting by or at the direction of the board of directors or the chairman of the board, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the company. To be timely, a shareholder’s notice must be delivered to the secretary at the principal executive office of the company not less than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the previous year’s annual meeting, notice by a shareholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For purposes of this section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the company with the Securities and Exchange Commission; (b) A shareholder’s notice to the secretary shall set forth (i) one or more matters appropriate for shareholder action that the shareholder proposes to bring before the meeting, (ii) a brief description of the matters desired to be brought before the meeting and the reasons for conducting such business at the meeting, (iii) the name and record address of the shareholder, (iv) the class and number of shares of the company that the shareholder owns or is entitled to vote and (v) any material interest of the shareholder in such matters; and (c) The chairman of the meeting shall have the power and duty (i) to determine whether any proposed business was properly brought before the meeting in accordance with the procedures set forth in this Section 9, and (ii) if the chairman determines that any proposed business was not brought before the meeting in compliance with this Section 9, to declare that such proposed business shall not be transacted.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. Directors. The business and affairs of the company shall be managed by its board of directors. The number of members of the board, their classification and terms of office, and the manner of their election and removal shall be determined as provided by the Restated Articles of Incorporation. Directors need not be residents of the State of Oregon or shareholders of the company. Unless otherwise determined by the board of directors, no person who has reached the age of 75 years shall be eligible to be elected a director.

Section 2. Chairman of the Board. The board of directors may elect one of its members as chairman of the board. The chairman of the board, if that position be filled, shall preside at all meetings of the shareholders and the board of directors and shall have such other duties and responsibilities as may be prescribed by the board of directors. If there shall be no chairman of the board, or in his or her absence or disability, the chairman of the governance committee shall exercise the duties and responsibilities of that position. In the absence of the chairman of the governance committee, an independent board member designated by the chairman of the board shall exercise the duties and responsibilities of that position. In the event that neither the chairman of the board nor the chairman of the board’s governance committee are present, and the chairman of the board has not otherwise designated an independent board member to preside at the meeting, the board, by vote of the majority of the board members present at the meeting, whether or not a quorum, shall appoint a non-management independent director to preside at the meeting.

Section 3. Compensation. Directors shall receive such reasonable compensation for their services as may be fixed from time to time by resolution of the board of directors, and shall be reimbursed for their expenses properly incurred in the performance of their duties as directors. No such payment shall preclude any director from serving the company in any other capacity and receiving such reasonable compensation for such services as may be fixed by resolution of the board.

ARTICLE IV.

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Regular Meetings. Regular meetings of the board of directors shall be held in the company’s offices at two o’clock p.m., Pacific Time, on the fourth Thursday of February, May, July and September, and on the third Thursday of December, or on such other date or at such other hour and place as shall be specified in the notice of meeting. The date, time and place for holding regular meetings of the board of directors may be changed upon the giving of notice to all directors by or at the request of the chairman of the board or the president. The board may provide by resolution the time and place either within or without the State of Oregon for holding of meetings or may omit the holding of any meeting without other notice than such resolution.

Section 2. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the chairman of the governance committee, the president or any two directors. The person or persons authorized to call special meetings of the board may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the board called by them. Notice of the time and place of special meetings shall be given to each director at least one day in advance by the secretary or other officer performing his or her duties.

Section 3. Waiver of Notice. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise provided by law or the Restated Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 4. Quorum. A majority of the number of directors at any time fixed by resolution adopted by the affirmative vote of a majority of the entire board of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present.

Section 5. Manner of Acting. Except as otherwise provided by law or the Restated Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 6. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE V.

COMMITTEES OF THE BOARD

Section 1. Governance Committee. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint a governance committee composed of three or more independent directors. The board shall designate one member of the committee as chairman. The committee shall have and may exercise all of the authority of the board of directors in the management of the company, except with respect to matters upon which by law only the board of directors may act. The committee’s responsibilities shall include serving as the nominating committee of the board; making recommendations to the board on board and board committee composition and structure, including recommendations with respect to committee and committee chairmanship assignments; and conducting periodic board self-assessments, peer reviews of individual directors and evaluations of committee effectiveness. The committee shall also perform such other functions as the board by resolution from time to time may direct.

Section 2. Audit Committee. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint an audit committee composed of three or more independent directors. The board shall designate one member of the committee as chairman. The duties of the committee shall be to discuss and review with the company’s independent auditors the annual audit of the company, including the scope of the audit, and report the results of this review to the board; to meet with the independent auditors at such other times as the committee shall deem to be advisable; and to perform such other functions as the board by resolution from time to time may direct.

Section 3. Organization and Executive Compensation Committee. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint an organization and executive compensation committee composed of three or more independent directors. The board shall designate one member of the committee as chairman. The duties of the committee shall be to discuss and review the management of the affairs of the company relating to its organization and to executive personnel and their compensation, and to perform such other functions as the board by resolution from time to time may direct.

Section 4. Finance Committee. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint a finance committee composed of three or more directors, a majority of whom shall not be officers or retired officers of the company. The board shall designate one member of the committee who is not an officer or retired officer of the company as chairman. The duties of the committee shall be to discuss and review the management of the affairs of the company relating to financing, including the development of financial planning goals and financial policy, and to perform such other functions as the board by resolution from time to time may direct.

Section 5. Public Affairs and Environmental Policy Committee. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint from among its members a public affairs and environmental policy committee composed of three or more directors, a majority of whom shall not be officers or retired officers of the company. The board shall designate one member of the committee who is not an officer or retired officer of the company as chairman. The duties of the committee shall be (i) to consider, review and monitor significant matters of public interest and societal trends, and the company’s community affairs, charitable contributions, diversity and equal employment opportunity compliance programs, and (ii) to monitor significant environmental issues affecting the company and to recommend to the board appropriate environmental policies. The committee shall also perform such other functions as the board by resolution from time to time may direct.

Section 6. Other Committees. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint from among its members such other committees and the chairmen thereof as it may deem to be advisable. Each such committee shall have such powers and authority as are set forth in the resolutions pertaining thereto from time to time adopted by the board.

Section 7. Changes of Size and Function. Subject to the provisions of law, the board of directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any members thereof and to change the functions and terminate the existence thereof.

Section 8. Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these bylaws relating to the conduct of meetings of the board of directors. Each committee shall adopt such further rules and regulations regarding its conduct, keep such minutes and other records and appoint such subcommittees and assistants as it shall deem to be appropriate.

Section 9. Compensation. Persons serving on any committee shall receive such reasonable compensation for their services on such committee as may be fixed by resolution of the board of directors, provided that no person shall receive compensation for his or her services on any committee while serving as an officer of the company.

ARTICLE VI.

NOTICES

Section 1. Form and Manner. Whenever, under the provisions of law or the Restated Articles of Incorporation, notice is required to be given to any director or shareholder, unless otherwise specified, it shall be given in writing by mail addressed to such director or shareholder at his or her address as it appears on the stock transfer books or other records of the company, with postage thereon prepaid, and such notice shall be deemed to be delivered when deposited in the United States Mail. Notice to directors also may be given by telephone or in any other manner which is reasonably calculated to give adequate notice.

Section 2. Waiver. Whenever any notice whatever is required to be given under the provisions of law, the Restated Articles of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VII.

OFFICERS

Section 1. Election. The board of directors, at its first meeting following the annual meeting of shareholders each year, shall elect a president and a secretary. At such meeting, or at any other time it shall deem appropriate, the board may elect one or more vice presidents and a treasurer. The board also may elect or appoint such other officers and agents as it may deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.

Section 2. Compensation. The officers of the company shall receive such reasonable compensation for their services as from time to time may be fixed by resolution of the board of directors.

Section 3. Term. The term of office of all officers shall commence upon their election or appointment and shall continue until the first meeting of the board of directors following the annual meeting of shareholders and thereafter until their successors shall be elected or until their resignation or removal. A vacancy occurring in any office of the company for whatever reason may be filled by the board.

Section 4. Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board whenever in its judgment the best interests of the company will be served thereby but such removal shall be without prejudice to the contract rights, if any, of the officer or agent so removed.

Section 5. President. Unless otherwise determined by the board of directors, the president shall be the chief executive officer of the company and, subject to the control of the board of directors, shall be responsible for the general administration and operation of the company. He shall have such other duties and responsibilities as may pertain to such office or be prescribed by the board of directors. In the absence or disability of the president, an officer designated by the board shall exercise the duties and responsibilities of the president.

In the event the offices of chief executive officer and president are not held by the same person, the chief executive officer shall exercise the duties and responsibilities of the president described in these bylaws.

Section 6. Vice Presidents. Each vice president shall have such duties and responsibilities as may be prescribed by the board of directors and the president. The board or the president may confer a special title upon a vice president.

Section 7. Secretary. The secretary shall record and keep the minutes of the shareholders in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; and perform such other duties as may be prescribed by the board or the president. The secretary shall have custody of the corporate seal of the company and shall affix the seal to any instrument requiring it and attest the same by his or her signature.

The assistant secretaries shall have such duties as may be prescribed from time to time by the board, the president or the secretary. In the absence or disability of the secretary, his or her duties shall be performed by an assistant secretary.

Section 8. Treasurer. The treasurer shall have charge and custody and be responsible for all funds and securities of the company; deposit all moneys and other valuable effects in the name and to the credit of the company in such depositories as may be designated by the board of directors; and disburse the funds of the company as may be authorized by the board and take proper vouchers for such disbursements. The treasurer shall have such other duties as may be prescribed from time to time by the board or the president. In the absence or disability of the treasurer, his or her duties shall be performed by an assistant treasurer.

ARTICLE VIII.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The board of directors by resolution may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the company, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the company shall be signed by such officer or officers, agent or agents of the company and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 4. Deposits. All funds of the company not otherwise employed shall be deposited from time to time to the credit of the company in such banks, trust companies or other depositories as the board of directors or officers of the company designated by the board may select, or be invested as authorized by the board.

ARTICLE IX.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. The shares of the company shall be represented by certificates; provided, however, the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the company’s shares shall be uncertificated shares. When shares are not represented by certificates then within a reasonable time after the issuance or transfer of such shares, the company shall send or cause to be sent to the shareholder to whom such shares have been issued or transferred a written statement of the information required by the laws of the State of Oregon to be on certificates.

Certificates representing shares of the company shall be issued only for whole numbers of shares and shall be in such form as the board of directors may, from time to time, prescribe in accordance with the laws of the State of Oregon. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles thereof. In case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the company as the board may authorize.

Section 2. Transfer. Shares of stock of the company shall be transferable on the books of the company by the holder of record thereof, or by his or her legal representative who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by duly executed power of attorney, and on surrender for cancellation of the certificates, if any, for such shares. The board of directors may appoint one or more transfer agents and registrars of stock of the company.

Section 3. Owner of Record. The company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE X.

INDEMNIFICATION AND INSURANCE

Section 1. Indemnification. The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or any employee benefit plan, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding to the fullest extent permissible under the Oregon Business Corporation Act or the indemnification provisions of any successor Act. The foregoing rights of indemnification shall not be exclusive of any other rights to which any such person so indemnified may be entitled, under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office; shall continue as to a person who has ceased to be a director, officer, employee or agent; and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 2. Insurance. The company may purchase and maintain insurance (and pay the entire premium therefor) on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the company would have the power to indemnify him or her against such liability under the provisions of the Oregon Business Corporation Act or any successor Act; and on behalf of any person who is or was a fiduciary under the Employee Retirement Income Security Act of 1974 with regard to an employee benefit plan of the company against any liability asserted against him or her and incurred by him or her in his or her fiduciary capacity.

ARTICLE XI.

SEAL

The corporate seal of the company shall be circular in form and shall bear an inscription containing the name of the company, the year of its organization, the state of its incorporation and the words “Corporate Seal.”

ARTICLE XII.

AMENDMENTS

These bylaws, or any of them, may be altered, amended or repealed, or new bylaws adopted, by resolution of a majority of the board of directors, subject to repeal or change by action of the shareholders.